Exhibit (i)
                    Opinion and Consents of Dorsey & Whitney

                              DORSEY & WHITNEY LLP





Sit Mutual Funds, Inc.
Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402


Ladies and Gentlemen:

         We have acted as counsel to Sit Mutual Funds, Inc., a Minnesota corporation (the "Corporation"), in connection with a Registration Statement on Form N-1A (the "Registration Statement") relating to the sale by the Corporation of an indefinite number of shares of the Series G Common Shares, par value $.01 per share, of the Corporation (the "Shares").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering out opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates and certifications of officers of the Corporation and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

         Based on the foregoing, we are of the opinion that upon issuance, delivery and payment for the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Custodian, Sub-Custodian, Counsel, Accountants" in the Statement of Additional Information which constitutes a part of the Registration Statement.

Dated:   December 30, 2003
                                Very truly yours,

                                /s/ Dorsey & Whitney LLP

MJR                             Dorsey & Whitney LLP